Exhibit 5.1

CLIFFORD CHANCE

Our ref: 21-41032331
To:	IREN Limited	Direct Dial: +61 2 8922 8054
	Level 6, 55 Market Street	E-mail: reuben.vanwerkum@cliffordchance.com
Sydney, NSW 2000 Australia
	(“Company”)	21 January 2025

Ladies and Gentlemen

RE: IREN Limited – Legal Opinion, Registration Statement on Form F-3

1.
We have acted as Australian legal counsel to the Company, an Australian public company having its principal place of business at Level 6, 55 Market Street, Sydney NSW 2000 Australia, in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), including (i) the prospectus contained therein (the “Base Prospectus”), registering certain securities, including (a) ordinary shares of the Company, with no par value (the “Ordinary Shares”), (b) debt securities of the Company (the “Debt Securities”), (c) warrants of the Company (the “Warrants”), (d) purchase contracts (the “Purchase Contracts”), (e) units (the “Units”) and (f) subscription rights (the “Rights” and, together with the Debt Securities, the Warrants, the Purchase Contracts and the Units, the “Securities”) and (ii) a prospectus supplement to be filed with the Commission on the date hereof (the “Prospectus Supplement”) relating to the offer and sale of Ordinary Shares, from time to time, with an aggregate offering price of up to US$1 billion pursuant to the Sales Agreement (as defined below) (the “ATM Ordinary Shares”).

2.
This opinion letter (this “Opinion Letter”) is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

CLIFFORD CHANCE

Introduction

3.	Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

4.
We have not reviewed any documents other than the documents listed in Schedule 1 (the “Documents”) for the purposes of this Opinion Letter, and this Opinion Letter does not purport to address any legal issues that arise in relation to such other documents that may be or come into force, even if there is a reference to any such documents in the Documents or on the impact such documents may have on the opinions expressed in this Opinion Letter.

5.
The opinions given in this Opinion Letter are confined to, and given on the basis of, Australian law as currently applied by the Australian courts as evidenced in legislation and published case law in Australia.

6.
The opinions given in this Opinion Letter are given on the basis that it is governed by and construed in accordance with the laws of New South Wales, Australia and will be subject to the jurisdiction of the courts of News South Wales, Australia.

7.	The opinions given in this Opinion Letter are given on the assumptions set out in Schedule 2.

8.	The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 and do not extend to any other matters.

Opinions

9.
We are of the opinion that the (i) ATM Ordinary Shares have been duly authorised and (ii) the Ordinary Shares (other than the ATM Ordinary Shares) and any Ordinary Shares to be issued upon conversion, exercise, exchange or pursuant to the terms of any of the Securities, if and when duly authorised and, in each case if and once:

(a)	duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers; and

CLIFFORD CHANCE

(b)
fully paid and issued in accordance with the terms of the Constitution, and, in the case of the ATM Ordinary Shares, the At Market Issuance Sales Agreement by and between the Company, B. Riley Securities, Inc., Canaccord Genuity LLC, Cantor Fitzgerald & Co., Citigroup Global Markets, Inc., Compass Point Research & Trading, LLC, Macquarie Capital (USA) Inc. and Roth Capital Partners, LLC dated 21 January 2025 (the “Sales Agreement”), will be validly issued, fully paid-up and non-assessable.

Scope of Opinion

10.	The delivery of this Opinion Letter to any person other than the Company does not evidence an existence of any such advisory duty on our behalf to such person.

11.	The filing of this Opinion Letter as an exhibit to the Registration Statement does not evidence the existence of any such advisory duty or on behalf to any party other than the Company.

12.
We have not considered and do not opine on the Registration Statement or/and any securities law disclosure requirements, other than as expressly stated herein with respect to the issue of the Ordinary Shares.

13.
We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Sales Agreement or on the impact which any tax laws may have on the opinions expressed in this Opinion Letter.

14.	We express no opinion on any applicable licensing or similar requirements.

15.
This Opinion Letter does not contain any undertaking to update it or to inform the Company of any changes in the laws of Australia or any other laws which would affect the content thereof in any manner.

CLIFFORD CHANCE

Addressee and Purpose

16.
This Opinion Letter is provided in connection with the Registration Statement. It may not be supplied, and its contents may not be disclosed, to any other person other than as an exhibit to (and therefore, together with) the Registration Statement and may not be relied upon by or disclosed to any other person, company, enterprise or institution, except your legal advisers, or used for any other purpose other than in connection with the Registration Statement. We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” of the Registration Statement as regards certain legal matters as to Australian law. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Clifford Chance LLP
CLIFFORD CHANCE

CLIFFORD CHANCE

SCHEDULE 1
DOCUMENTS

For the purpose of this Opinion Letter, we have examined the following documents (the “Documents”):

1.	CONSTITUTIONAL DOCUMENTS

A copy of the Company’s constitution adopted on 20 November 2024 and in force as at the date of this Opinion Letter (“Constitution”).

2.	SALES AGREEMENT

A copy of the Sales Agreement dated 21 January 2025.

3.	REGISTRATION CERTIFICATE

A copy of the Company’s registration certificate dated 7 October 2021.

4.	REGISTRATION STATEMENT AND PROSPECTUS

The Company’s Registration Statement on Form F-3 filed with the Commission under the Securities Act on 21 January 2025;

The Base Prospectus contained in the Registration Statement; and

The Prospectus Supplement dated 21 January 2025 relating to the offer and sale of the Ordinary Shares pursuant to the Sales Agreement.

CLIFFORD CHANCE

SCHEDULE 2
ASSUMPTIONS

The opinions expressed in this Opinion Letter have been made on the following assumptions which are made on the date of this Opinion Letter.

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures are genuine, all original documents are authentic, and all copy documents are complete and conform to the originals.

(b)	The legal capacity of all managers and directors and any other authorised signatories and the Documents have been executed (where applicable) by the signatories indicated thereon.

(c)	All statement of facts contained in the Documents are accurate and complete.

2.	VALID OBLIGATIONS

(a)
All obligations under the Sales Agreement are valid, legally binding upon, validly perfected where required, and enforceable against, the parties to the Sales Agreement as a matter of all relevant laws (including the laws of Australia).

(b)
All acts, conditions or things required to be fulfilled, performed or effected in connection with the Sales Agreement under the laws of any jurisdiction (other than Australia but only to the extent opined herein) have been duly fulfilled, performed and effected.

(c)	There are no provisions of the laws of any jurisdiction other than Australia that would adversely affect the opinions expressed in this Opinion Letter.

CLIFFORD CHANCE

3.	CORPORATE MATTERS

(a)	There have not been and there shall be no amendments to the Constitution.

(b)	Board resolutions passed by the Company have been validly taken and all statements made therein are true, accurate and up-to-date.

(c)	Once taken, board resolutions passed by the Company, including the powers granted therein, shall not be amended or rescinded and shall remain in full force and effect.

(d)	The Ordinary Shares shall be issued in accordance with the Sales Agreement, Constitution and board resolutions passed by the Company.

(e)
The Company is not subject to an insolvency event as a matter of Australian law, including any bankruptcy, arrangement with creditors, reorganisation, receivership, voluntary administration, dissolution or liquidation or any similar procedure affecting the rights of creditors generally, whether under Australian law or any other law.

(f)	That all shareholders of the Company being in the same situation are being treated equally (including in relation to provision of information to shareholders by the Company).

(g)	The entry into, the execution of the Sales Agreement is in the corporate interest of the Company.

(h)
The Sales Agreement is entered into with bona fide commercial intent, at arm’s length and without any fraudulent intent or any intention to deprive of any benefit any other persons or parties (including creditors) or to breach or circumvent any applicable mandatory laws or regulations of any jurisdiction.